U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 30, 2012

BAROSSA COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-126514	20-2641871
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

311 South State St. #440, Salt Lake City, Utah 84111
(Address of principal executive offices)

(801) 531-0066
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On August 30, 2012, the Registrant entered into an agreement to acquire all of the outstanding common stock of eCareer, Inc. (ECI), a Florida corporation, in exchange for 4,260,690 shares of the Registrant's common stock which shares will represent 90% of the Registrant's common stock upon completion of the transaction (Closing). In addition, ECI will pay $245,000 for the Registrant's common stock. Thus, at Closing ECI will become a wholly-owned or controlled subsidiary of the Registrant, however, the Registrant will be a holding company and all business operations will be conducted through ECI.

The current sole officer and director of the Registrant will resign at Closing and persons designated by ECI will be appointed as management of the Registrant and the Registrant will change its office location to that currently maintained by ECI. At Closing Registrant will change its corporate name to ECI Holdings, Inc.

The Agreement also provides that the Registrant will redeem 4,260,690 of its currently outstanding shares of common stock from its 3 principal stockholders for $215,000, all of which funds will come from the monies paid by ECI for the Registrant's common stock.

$20,000 of the $245,000 was paid by ECI  upon execution of the Agreement on August 30, 2012, and 4 additional non-refundable installments of $10,000 each are to be paid by ECI through December 15, 2012. The Agreement provides that the Closing must take place on or before December 31, 2012.

No assurance can be given that the transaction will be completed. Furthermore, the Closing is contingent upon ECI being able to raise the funds to pay the full $245,000 and to complete an audit of its financial statements by December 31, 2012. Management of the Registrant is unable to conclude that it is more likely than not that the transaction will be completed.

The Registrant is a shell corporation as defined by the SEC. ECI is a start-up, development stage company that has not yet commenced revenue producing operations and no assurance can be offered that it will ever be able to generate revenues or be successful in its proposed endeavors.

ECI was formerly known as eCareer Connections, Inc., formed in October 2009.  Its stated goal is to provide a profession-specific, interactive “branded” online environment for organizations, job seekers and passive employment candidates in order to improve and expand its “Talent Acquisition System”. This is intended to combine a career-specific content-rich online community with a career-specific and branded professional group and social networking environment.
These profession-specific verticals are intended to be the core of  ECI's Talent Acquisition System. Each vertical represents a limited talent sphere combining online professional/social interaction and occupation-specific career content.\

Information about education, industry events, industry trends, industry news and other areas related to the specific profession are provided in each industry vertical. Each vertical becomes a job board, personalized career center and professional and social network, fully integrated through a website and connected to branded professional and well-known general social networks on, as well as within, narrowly specialized networks on and other online communities.

9.01  Exhibit List

The following exhibits are attached hereto:

10.1    Plan and Agreement of Reorganization between Barossa Coffee Company, Inc., et al., and eCareer, Inc., dated August 30, 2012.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Barossa Coffee Company, Inc.

Date: September 4 , 2012	by: /s/ Thomas G. Kimble
Thomas G. Kimble , President & Secretary/Treasurer
(Chief Executive Officer and Chief Financial Officer)